UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Adams Resources & Energy, Inc.
(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ADAMS RESOURCES & ENERGY, INC.
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2024

To the Shareholders of Adams Resources & Energy, Inc.:

The Annual Meeting of Shareholders of Adams Resources & Energy, Inc. will be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, on Monday, May 6, 2024 at 11:00 a.m., Houston time, to consider the following matters:

1.To elect a board of seven directors to serve for the next year or until their successors are elected and qualified;

2.To consider and act upon an advisory resolution on executive compensation;

3.To consider and act upon an advisory resolution on the frequency of future advisory votes on executive compensation:

4.To ratify the Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

5.To transact any other business as may properly come before the annual meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement.  The close of business on March 28, 2024 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

By Order of the Board of Directors

/s/ David B. Hurst
David B. Hurst
Secretary
Houston, Texas
April 1, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 6, 2024.

OUR PROXY STATEMENT AND 2023 ANNUAL REPORT
ARE ALSO AVAILABLE AT www.adamsresources.com.

YOU ARE INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE AT THE MEETING OR BY PROXY. YOU MAY ALSO VOTE BY TELEPHONE OR ONLINE AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

ADAMS RESOURCES & ENERGY, INC.
PROXY STATEMENT
FOR
2024 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 6, 2024
This Proxy Statement and accompanying proxy are being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), for use at our 2024 Annual Meeting of Shareholders to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, on Monday, May 6, 2024 at 11:00 a.m., Houston time, and any and all adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 1, 2024. Unless otherwise indicated, the terms the “Company,” “our,” “we,” “us” and similar terms refer to Adams Resources & Energy, Inc. together with our subsidiaries.

We will pay the cost of solicitation of the proxies.  In addition to solicitation by mail, proxies may be solicited personally by telephone or e-mail by our directors, officers and employees, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals.  We will bear the compensation and expenses of such firms, if any, which are not expected to exceed $1,000. Currently, we have not entered into any arrangements with any firm to aid in the solicitation of proxies.

QUORUM AND VOTING REQUIREMENTS

At the close of business on March 28, 2024, the record date of those entitled to receive notice of and to vote at the Annual Meeting, we had outstanding 2,566,649 shares of common stock, $0.10 par value per share (“Common Stock”).  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Abstentions will be considered present at the Annual Meeting and counted toward the quorum. Broker non-votes (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the shareholder) will be treated the same as abstentions for quorum purposes. Each share of Common Stock is entitled to one vote on all issues requiring a shareholder vote at the Annual Meeting. Under our Bylaws, directors are elected by a plurality vote, meaning votes withheld and broker non-votes will not have an effect on director elections. Shareholders may not cumulate their votes for the election of directors. The advisory vote to approve our executive compensation (Item 2) and the auditor ratification proposal (Item 4) require the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Company which are present in person or represented by proxy and entitled to vote thereon. Abstentions will therefore have the same effect as a vote against those proposals, while broker non-votes will not be considered entitled to vote and will not have any effect on the outcome. In the advisory vote on the frequency of future advisory votes on executive compensation (Item 3), the option that receives the highest number of votes cast by shareholders will be the frequency considered to have been selected by the shareholders. Neither abstentions nor broker non-votes will have any effect on the outcome of this proposal.

Under applicable rules of the New York Stock Exchange, the auditor ratification proposal (Item 4) is considered a “routine” matter and a shareholder’s shares may be voted on such proposal if they are held in the name of a brokerage firm even if the shareholder does not provide voting instructions. The other proposals being considered and voted upon at the Annual Meeting are “non-routine” matters for which brokers may not vote absent voting instructions from the beneficial owner.

All shares represented by properly executed or submitted proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted “FOR” the election as directors of the nominees listed herein, “FOR” the advisory resolution on executive compensation, for the option of “ONE YEAR” as the frequency of future advisory resolutions on executive compensation, “FOR” the ratification of our independent auditors, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.

If you hold shares of our Common Stock in your name in certificate form or electronically with our transfer agent, and not through a brokerage firm or other nominee, you are a stockholder of record. As a stockholder of record, you may:

•vote over the internet at www.proxyvote.com using the information set forth on your proxy card;
•vote by telephone using the voting procedures set forth on your proxy card;
•instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the proxy card in the envelope provided; or
•vote in person at the Annual Meeting.

The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy (by mail, telephone or internet), by written notice of revocation to our Secretary at the address set forth above or by voting at the Annual Meeting.  However, simply attending the Annual Meeting and not voting will not revoke a previously submitted proxy.

If you hold your shares through a bank, brokerage firm or other nominee, you must follow the instructions you receive from your bank, broker or other nominee in order to vote your shares or revoke any vote previously submitted.

ITEM 1 — ELECTION OF DIRECTORS

A slate of seven directors is presented for election at the Annual Meeting. The persons named in the enclosed proxy have been selected by the Board to serve as proxies (“Proxy Holders”) and will vote the shares represented by valid proxies at the Annual Meeting and any adjournments thereof.  The Proxy Holders have indicated that they intend to vote “FOR” each of the persons named as a nominee below unless authority to vote in the election of directors is withheld on each proxy or unless otherwise specified on each proxy.  Each duly elected director will hold office until the 2025 Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified.  Although our Board does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the Proxy Holders will vote for the election of such other person as may be nominated by the Board.  Proxies cannot be voted in the election of directors for more than seven persons, as that is the number of nominees named herein.

Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting.  Votes that are withheld and broker non-votes will not be counted in the tabulations of the votes cast on Item 1 and will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of the nominees listed below to our Board of Directors.

For each of our director nominees, the following table sets forth their names, ages, principal occupations and length of continuous service as a director of the Company.

			Director
Nominee	Age	Principal Occupation	Since

Townes G. Pressler	88	Chairman of the Board of the Company	2011

Michelle A. Earley	52	Partner — O’Melveny & Meyers LLP	2015

Murray E. Brasseux	75	Retired — Former Bank Managing Director of Oil & Gas Finance	2015
		at Compass Bank

Richard C. Jenner	62	Managing Partner — Endeavor Natural Gas, LP	2016

John O. Niemann, Jr.	67	President and Chief Operating Officer — Arthur Andersen LLP	2019

Dennis E. Dominic	72	Retired — Former Vice President of Domestic Crude Supply	2019
		and Trading at Valero Energy Corporation

Kevin J. Roycraft	54	Chief Executive Officer and President of the Company	2022

Townes G. Pressler

    Mr. Pressler is Chairman of the Board of the Company and has served in this capacity since September 2017, when he was appointed Executive Chairman and Chairman of the Board. Effective December 31, 2019, he retired from the position of Executive Chairman. Mr. Pressler is President of Tepee Petroleum Company, an independent oil and gas producer based in Houston that he founded in 1978. In 1985, he founded and is currently chairman of VSO Inc. (formerly Pressler Petroleum Consultants, Inc.), which provides engineering consulting services.  Prior to 1985, Mr. Pressler was President of Philip Hill Energy, President of Republic Oil and Gas Corp., and Chief Petroleum Engineer for Barnhart Co. after his initial years with ExxonMobil.  Mr. Pressler holds a Bachelor of Science in Petroleum Engineering from the University of Texas and is a Registered Professional Engineer.

Mr. Pressler has been nominated to serve on the Board in light of his extensive business and management experience in the energy industry and his history with the Company.

Michelle A. Earley

    Ms. Earley is a Partner at the law firm of O’Melveny & Meyers LLP, having joined the law firm in April 2022. Ms. Earley was previously with the law firm, Locke Lord LLP, having joined the law firm in 1998, where she served as a Partner since 2008. Ms. Earley has extensive experience in merger, acquisition and disposition transactions, securities regulation matters and securities offerings, including representing purchasers and sellers of publicly-traded and privately-held companies, representing issuers and selling shareholders in connection with the public offering and private placement of debt and equity securities, tender offers, exchange offers and advising management and boards of directors on general corporate governance matters.  Ms. Earley has been a member of the board of directors of Murphy Oil Corporation since June 2021. She holds an undergraduate degree from Texas A&M University and a Juris Doctor from Yale Law School.

Ms. Earley has been nominated to serve on the Board in light of her extensive experience in merger and acquisition transactions, including representing publicly traded companies for many years.

Murray E. Brasseux

    Mr. Brasseux has extensive commercial and financial banking experience including energy lending practices.  He retired from Compass Bank in December 2014 after 20 years of service, having most recently served as Managing Director of Oil & Gas Finance. Following retirement, Mr. Brasseux served as a consultant to Compass Bank from January 2015 to June 2015 and as a consultant to Loughlin Management Partners (a restructuring and advisory firm) from June 2015 to December 2017. In January 2019, Mr. Brasseux joined the board of directors of the general partner of Enterprise Products Partners, L.P. and currently serves on its audit and conflicts committee. Mr. Brasseux also serves on the boards of the Rare Book School (an affiliate of the University of Virginia) and Worldwide Power Products Company, LLC (a private company in the industrial power business). He holds a Bachelor of Science in Finance and a Master of Science in Finance from Louisiana State University.

Mr. Brasseux has been nominated to serve on the Board in light of his extensive commercial and financial experience in the banking industry, including energy lending practices.

Richard C. Jenner

    Mr. Jenner is the managing partner of Endeavor Natural Gas, LP (“Endeavor”), a private equity backed upstream energy company with operations throughout Texas and Louisiana. Mr. Jenner founded Endeavor in November 2001, and held the position of co-managing partner until September 2020. He has been active in the oil and gas industry for over 30 years, having worked for Santa Fe Minerals, Torch Energy Advisors and Tepee Petroleum Company. His experience throughout his career has touched on all aspects of managing an independent oil and gas producer, including operations, engineering, accounting, and mergers and acquisitions. Mr. Jenner holds a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines and a Master of Business Administration from the University of Chicago.

Mr. Jenner has been nominated to serve on the Board in light of his extensive experience in the energy industry, including in crude oil marketing, and his broad management experience.

John O. Niemann, Jr.

Mr. Niemann has been the president and chief operating officer of Arthur Andersen LLP since 2003. He was previously a Managing Director of Andersen Tax LLC (formerly known as WTAS LLC), having served in that position from June 2013 through March 2023, when he retired. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. Mr. Niemann began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions since 1992.

Mr. Niemann has served as a director of Professional Asset Indemnity Limited, a private captive insurance company, since October 2021. He has also served as a director and chairman of the audit committee of Hines Global Income Trust, Inc. since August 2014 and as lead independent director since May 2019. Since May 2012, Mr. Niemann has also served as a director of MSC Income Fund, Inc. (previously known as HMS Income Fund, Inc.) since 2012. He is a member of the audit committee of that fund (chairman from May 2012 until November 2020), and in November 2020, he became chairman of the nominating and corporate governance committee. Mr. Niemann previously served as a director and chairman of the audit committee of Gateway Energy Corporation from June 2010 until December 2013 when the company went private.

Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Catholic Endowment Foundation of Galveston-Houston, Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre, The Houston Youth Symphony and Ballet and Taping for the Blind, Inc. He holds a Bachelor of Arts in Managerial Studies and a Master of Accounting from Rice University, a Juris Doctor from the South Texas College of Law and a Master of Law in taxation from the University of San Francisco School of Law.

Mr. Niemann has been nominated to serve on the Board in light of his extensive business, management and accounting and finance experience.

Dennis E. Dominic

Mr. Dominic has more than 40 years of experience in the energy industry in the areas of refining, marketing and trading. He retired from Valero Energy Corporation (“Valero”) in July 2019 where he served as Vice President of Domestic Crude Supply and Trading from January 2002 until his retirement. Prior to his more than 17 years of service at Valero, Mr. Dominic worked at and enjoyed increasing levels of responsibility at Conoco, Inc., Horizon Trading Company and Sigmor Refining Company (“Sigmor”). In 1982, Mr. Dominic joined Diamond Shamrock Refining Company (“Diamond Shamrock”) when it acquired Sigmor. In 1996, Mr. Dominic joined Ultramar Diamond Shamrock (“Ultramar”) upon Ultramar’s merger with Diamond Shamrock. He was with Ultramar from 1996 until Ultramar was purchased by Valero in 2001. Mr. Dominic holds a Bachelor of Applied Arts and Sciences from Southwest Texas State University and a Master of Business Administration from Incarnate Word University.

Mr. Dominic has been nominated to serve on the Board in light of his extensive experience in the energy industry, including in crude oil marketing, and his broad management experience.

Kevin J. Roycraft

Mr. Roycraft is Chief Executive Officer and President of the Company and has served in these capacities since January 2020. He was previously Interim President of GulfMark Energy, Inc., a wholly owned subsidiary of the Company, from August 2019 to March 2020, and President of Service Transport Company, another wholly owned subsidiary, from November 2017 to January 2020. Mr. Roycraft was previously Executive Vice President at Dana Transport Inc. from January 2016 through November 2017. From November 2012 through October 2015, Mr. Roycraft was the President and Chief Executive Officer of Aveda Transportation and Energy Services. He holds a Bachelor of Science in Organizational Leadership and Supervision from Purdue University.

Mr. Roycraft has been nominated to serve on the Board in light of his extensive business and management experience in the transportation industry and his history with the Company.

Director Independence

Our Board is comprised of a majority of independent directors as defined under NYSE American listing standards. There are no family relationships among any of our directors or executive officers.  The Board has determined that the following directors are independent: Messrs. Brasseux, Dominic, Jenner, Niemann and Pressler and Ms. Earley. The Board has determined that none of the designated independent directors have any relationship that, under NYSE American rules, would preclude their service on any of the standing committees of the Board.  In making its determination, the Board considered transactions and relationships between each director or his immediate family and us and our subsidiaries, including in Mr. Pressler’s case his service as executive chairman of the Company through 2019.  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  In addition, the Board requires each of its members and each of the director nominees to disclose in an annual questionnaire any relationship they or their family members may have had with us, our subsidiaries, our independent accountants, directors and officers within the past five years. The Board considers any such relationship in making its determination.

Board Leadership and Governance

Our Board, with the assistance of the Nominating and Corporate Governance Committee, evaluates its size, function, needs and composition on an annual basis, with the intent that the Board as a whole collectively possess a broad range of skills, expertise, industry and other knowledge, and business, diversity and other experience useful to the effective oversight of our business.

Our Bylaws provide the Board flexibility to determine the appropriate leadership of the Board, and whether the roles of Chairman and Chief Executive Officer should be combined or separate. The Board believes it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chairman in light of the circumstances at the time, rather than based on a fixed policy. Currently, our Chairman and Chief Executive Officer roles are separated, with Mr. Pressler serving as Chairman and Mr. Roycraft serving as Chief Executive Officer.

During 2023, the Board held executive sessions of independent directors without the presence of non-independent directors and management.

Meetings of the Board of Directors and its Committees

During 2023, the full Board of Directors met seven times, and each director attended more than 75 percent of the total number of meetings of the Board and the committees on which he or she served during fiscal year 2023.  It is our policy that all persons nominated for election to the Board at the time of the annual meeting be present at such meeting.  All directors at the time of the 2023 annual meeting attended the 2023 annual meeting.  The Board has four standing committees – the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee.

Committees	Summary of	Committee	Meetings in
of the Board	Responsibilities	Members	2023

Audit
•Retains independent registered public accounting firm and pre-approves their services.
•Reviews and approves financial statements, internal controls and related party transactions.
•Oversees information security initiatives.
		Niemann (1)	Six
Brasseux
Jenner

Compensation	•Evaluates the performance of the Chief Executive Officer and establishes the compensation of the Chief Executive Officer and other executive officers.	Jenner (2)	Four
Brasseux
Niemann
Dominic

Nominating and Corporate Governance	•Identifies, considers and recommends to the Board nominees for directors. •Periodically assesses corporate governance and makes recommendations to the Board.	Earley (3)	One
Brasseux
Dominic

Investment	•Evaluates, reviews and monitors investment, acquisition and divestiture transactions.	Dominic (4)	Two
Earley
Jenner
Niemann
______________________________
(1)Mr. Niemann is an independent director and has served as Chair of the Audit Committee since May 2019. He has been designated an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K.
(2)Mr. Jenner is an independent director and has served as Chair of the Compensation Committee since March 2019.
(3)Ms. Earley is an independent director and has served as Chair of the Nominating and Corporate Governance Committee since March 2019.
(4)Mr. Dominic is an independent director and has served as Chair of the Investment Committee since February 2020.

The responsibilities of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Investment Committee are described in each of the committees’ respective charters, which were adopted by the respective committees and the Board.  These committee charters are available on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.  Copies may also be obtained by writing to Investor Relations, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

Nomination Policy

The Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for directors to be considered at the Annual Meeting or to serve as replacements in the event of a vacancy on the Board.  Each of the members of the Nominating and Corporate Governance Committee is independent, as defined in Section 803A of the company guide of the NYSE American LLC.

In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers several factors including: education, experience, knowledge, expertise, independence and availability to effectively carry out the duties of a Board member.  The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the Board to ensure the Board maintains the proper balance of knowledge and experience to effectively manage our business for the long-term interests of our shareholders.  The Nominating and Corporate Governance Committee initially identifies candidates for nomination through the Committee’s and management’s general industry contacts.  The Nominating and Corporate Governance Committee does not have a policy, nor has it been our practice, to consider for nomination any specific director candidates recommended by shareholders as no such request has ever occurred.  The Nominating and Corporate Governance Committee will review its policy position if such a request is received.  Shareholders may communicate with the Board as described below. Information regarding the Bylaws’ requirements to nominate a director for election at an Annual Meeting is set forth below under “Additional Information – Shareholder Proposals.” You may obtain a copy of the Bylaws by writing to Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention:  Corporate Secretary, David Hurst. Our Bylaws can also be found on our website at www.adamsresources.com, under Investor Relations – Corporate Governance.

The Nominating and Corporate Governance Committee views diversity expansively and considers, among other things, functional areas of business and financial expertise, educational and professional background, and those competencies that it deems appropriate to develop a cohesive board such as ethics, integrity, values, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group.  Specifically with respect to the experience and qualifications of each of the persons nominated to serve on the Board, the Nominating and Corporate Governance Committee considered the foregoing information to conclude that each nominee should serve as a director of our Board.

Messrs. Pressler, Brasseux, Dominic, Jenner, Niemann and Roycraft and Ms. Earley have previously stood for election to the Board of Directors. In connection with the Annual Meeting, the Nominating and Corporate Governance Committee has recommended the Directors listed in this Proxy Statement be re-elected to the Board.

Communications with the Board

Any shareholder or other interested party who wishes to communicate with the Board, a committee of the Board or any individual director may do so by contacting David Hurst, Corporate Secretary, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Communications will be relayed to the intended recipient on the Board in accordance with the request of the shareholder.

Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of our senior management on areas of material risk to us, including operational, financial, legal, regulatory and strategic risks. The most significant areas of risk involve commodity price risk, customer credit risk and safety and security concerns. The full Board oversees both environmental, social and governance (ESG) risks and opportunities, as well as the executive team in its assessment of strategic initiatives.

The Audit Committee is responsible for oversight of risks relating to accounting matters, financial reporting, legal and regulatory compliance and computerized information systems and security.  To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, non-executive operating and accounting personnel, our internal auditor and independent registered public accounting firm.

The Compensation Committee is responsible for overseeing risks relating to employment policies and our policies on structuring compensation programs.  To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks our compensation policies pose to our finances, human resources and shareholders.

Employee, Officer and Director Hedging

Other than our insider trading policy, which prohibits purchases and sales of our securities and related derivative securities while in possession of material non-public information, we do not have any policies that prevent employees (including officers) or directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in hedging transactions related to our equity securities.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 28, 2024.  Our officers serve at the discretion of our Board of Directors.

Name	Age	Position

Kevin J. Roycraft	54	Chief Executive Officer and President

Tracy E. Ohmart	56	Executive Vice President, Chief Financial Officer and Treasurer

Wade M. Harrison	49	President, Service Transport Company

Greg L. Mills	62	President, GulfMark Energy, Inc.

Kevin J. Roycraft currently serves as Chief Executive Officer and President and has served in these capacities since January 2020. He has been a director of the Company since August 2022. He was previously Interim President of GulfMark Energy, Inc., a wholly owned subsidiary of the Company, from August 2019 to March 2020, and President of Service Transport Company, another wholly owned subsidiary, from November 2017 to January 2020. Mr. Roycraft was previously Executive Vice President at Dana Transport Inc. from January 2016 through November 2017. From November 2012 through October 2015, Mr. Roycraft was the President and Chief Executive Officer of Aveda Transportation and Energy Services. He holds a Bachelor of Science in Organizational Leadership and Supervision from Purdue University.

Tracy E. Ohmart currently serves as Executive Vice President, Chief Financial Officer and Treasurer and has served in these capacities since June 2018. He was previously with Horn Solutions, Inc. from 2017 to June 2018, and prior to that, served as Vice President and Chief Financial Officer of United Bulk Terminals USA, Inc., a privately-held subsidiary of Marquard & Bahls AG, from 2012 to 2016.  Immediately prior to joining United Bulk Terminals USA, Inc., he was Assistant Controller for Southwestern Energy Company from 2010 to 2012.  From 2005 to 2009, Mr. Ohmart was Assistant Controller of EPCO, Inc.  Prior to that, he held various accounting, finance, management and special projects positions with increasing responsibilities with TEPPCO Partners, L.P. from 2001 to 2005 and ARCO Pipe Line Company from 1989 to 2001.  Mr. Ohmart holds a Bachelor of Science in Accounting and Business Administration from the University of Kansas.  He serves as our principal financial and accounting officer.  Mr. Ohmart is a Certified Public Accountant in the State of Texas.

Wade M. Harrison currently serves as President of Service Transport Company and has served in that capacity since January 2020. Mr. Harrison joined Service Transport Company in August 2018 as Vice President of Sales and served in that capacity until his appointment to President of Service Transport Company. Mr. Harrison has 20 years of experience in transportation and logistics operations, management and leadership. Prior to joining Service Transport Company, Mr. Harrison was with Groendyke Transport, Inc. from January 2010 to August 2018, where he held positions of increasing responsibility, culminating in his role as Vice President of Gulf Coast Operations. He began his career in transportation and logistics in 2003 with CTL Distribution Logistics, LLC, where he served as Vice President of National Accounts. Mr. Harrison holds a Bachelor of Business Administration in Marketing from Sam Houston State University.

Greg L. Mills currently serves as President of GulfMark Energy, Inc. and has served in that capacity since March 2020. Mr. Mills has more than 30 years of experience in the midstream business, including significant expertise and leadership in crude oil marketing and related operations. Prior to joining GulfMark Energy, Inc. in March 2020, Mr. Mills was Executive Vice President of Commercial Operations at Energy Transfer Partners from October 2017 through December 2019. Prior to joining Energy Transfer Partners, Mr. Mills was with Enterprise Products Partners, L.P. from 1998 through October 2017, where he held positions of increasing responsibility that culminated in his role as Vice President of Crude Oil Pipelines & Terminals. Mr. Mills holds a Bachelor of Business Administration in Marketing from Northeastern State University.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Chief Executive Officer (“CEO”), Chief Financial Officer and each of our other named executive officers (together, the “NEOs”) during the years ended December 31, 2023 and 2022.

				Stock	All Other
Name and		Salary	Bonus	Awards (1)	Compensation(2)	Total
Principal Position	Year	($)	($)	($)	($)	($)

Kevin J. Roycraft	2023	412,000	155,683	247,409	36,304	851,396
Chief Executive Officer and President	2022	411,769	286,056	87,355	35,588	820,768

Tracy E. Ohmart	2023	321,123	98,975	120,628	22,816	563,542
Executive Vice President,	2022	309,000	193,682	65,508	22,827	591,017
Chief Financial Officer and Treasurer

Wade M. Harrison	2023	243,800	105,099	91,487	28,310	468,696
President, Service Transport Company	2022	243,535	218,927	51,675	28,914	543,051

Greg L. Mills	2023	360,500	142,400	135,315	31,805	670,020
President, GulfMark Energy, Inc.	2022	360,298	192,142	76,415	29,489	658,344
_____________________
(1)Amounts reflect the grant date fair value (computed in accordance with FASB ASC 718) of restricted stock unit awards and performance share unit awards granted under the Adams Resources & Energy, Inc. 2018 Long-Term Incentive Plan (“2018 LTIP”) in 2023. For a discussion of the valuations of the restricted stock unit awards and the performance share unit awards, please see the discussion in Note 15 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)All Other Compensation includes employer matching contributions to our 401(k) savings plan, car and cell phone allowances, reimbursement for club dues, life and disability insurance premiums and dividends accrued on outstanding awards under the 2018 LTIP.  The NEOs receive no other perquisites or personal benefits. For further information, see the “All Other Compensation” table below.

The following table presents the components of “All Other Compensation” for each NEO for the year ended December 31, 2023.

	Contributions	Dividends	Life and
	Under	Accrued on	Disability			Total
	401(k)	Plan Based	Insurance	Car		All Other
	Savings Plan	Awards	Premiums	Allowance	Other	Compensation
Named Executive Officer	($)	($) (1)	($)	($)	($) (2)	($)

Kevin J. Roycraft	13,200	6,436	4,908	7,200	4,560	36,304
Tracy E. Ohmart	13,200	4,552	5,064	—	—	22,816
Wade M. Harrison	13,200	2,861	5,049	7,200	—	28,310
Greg L. Mills	13,200	5,035	5,530	7,200	840	31,805
_____________________
(1)Reflects accrued dividends credited to the NEO in connection with dividend equivalent rights issued in connection with vesting of awards under the 2018 LTIP.
(2)Amounts in “Other” relates to the reimbursement for club dues for Mr. Roycraft and cell phone allowance for Mr. Mills.

COMPENSATION OVERVIEW

Background

We compete for talent in the Houston, Texas marketplace, which is heavily tied to the energy industry and related fields.  There is strong demand for executives in the energy industry (and in Houston in particular).  Within the public company community, Adams Resources & Energy, Inc. is consistently listed as one of the Houston areas’ top 100 companies as ranked by revenues. As such, we attempt to pay our executives in a manner that is competitive in the industry and region and that aligns their incentives with those of our shareholders. This section is intended to provide context to the Summary Compensation Table presented above, and to explain how our compensation program, as overseen by the Compensation Committee of our Board, is structured and the elements of our performance and executives’ individual performance that affect total compensation.

Role of the Compensation Committee

The Compensation Committee, composed entirely of independent directors, reviews and approves the executive compensation program for all of our senior executive officers, including our NEOs, to ensure that our compensation program is adequate to attract, motivate and retain well-qualified senior executives and that it is directly and materially related to the short-term and long-term objectives of our Company and our shareholders. The Compensation Committee annually reviews and evaluates our executive compensation program to ensure that the program is aligned with our compensation philosophy. To carry out its role, among other things, the Compensation Committee:

•reviews the major compensation and benefit practices, policies, and programs with respect to our senior executives;
•reviews appropriate criteria for establishing performance targets for executive compensation;
•determines appropriate levels of executive compensation;
•administers and determines equity awards to be granted under our long-term incentive plans; and
•reviews and recommends to the Board any changes to director compensation.

The Compensation Committee is authorized to act on behalf of the Board on all issues pertaining to the compensation of our senior executive officers, including individual components of total compensation, goals and performance criteria for incentive compensation and the grant of equity awards. However, it is the practice of the Compensation Committee to fully review its activities and recommendations with the full Board.

Compensation Philosophy and Objectives

Our compensation philosophy, as implemented through the Compensation Committee, is to match executive compensation with the performance of the Company and the individual by using several compensation components for our executive officer group. The Compensation Committee has adopted the following objectives, which it considers in setting executive compensation levels:

•Establish and maintain a level of compensation that is competitive within our industry and region.
•Provide an incentive mechanism for favorable results.
•Maintain a compensation system that is consistent with the objectives of sound corporate governance.

Design of Reward

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that, among other objectives, reflects Company performance, job complexity and value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our shareholders. Our management and the Compensation Committee review the results of the annual “Say on Pay” vote by shareholders for feedback on our executive compensation.

Elements of Compensation

We utilize the following four elements of executive compensation to retain our executive officer group:

•Base salary
•Discretionary bonus
•Awards under our long-term incentive plan
•Benefits

Base Salary

The Compensation Committee considers adjustments to base salary for our executive officer group on a biannual basis and may do so more frequently upon a change in circumstances. The annual base salary of our Chief Executive Officer is decided solely by the Compensation Committee in executive session without management present. The annual base salaries of the other members of our executive officer group are determined by the Compensation Committee with input or recommendations from our Chief Executive Officer and Chairman of the Board. None of our NEOs have employment agreements.

During 2023, the Compensation Committee adjusted the 2023 base salary of Mr. Ohmart to $321,123 (a 3.9 percent increase). The Compensation Committee did not adjust the base salaries of Mr. Roycraft, Mr. Harrison and Mr. Mills in 2023, as their salaries were adjusted in 2022: Mr. Roycraft to $412,000 (a 3 percent increase over the prior year), Mr. Harrison to $243,800 (a 6 percent increase) and Mr. Mills to $360,500 (a 3 percent increase).

Discretionary Bonus

Discretionary bonuses are used as an incentive for favorable results.  The discretionary bonus may also serve as a supplement to base salary levels, while allowing the Board flexibility when results are not consistent with expectations.  Discretionary bonuses are anticipated to increase or decrease with the prevailing trend for consolidated net earnings, cash flow and execution of our growth strategy. The Compensation Committee considers a number of factors in determining annual cash bonuses, including adjusted operating income, adjusted cash flow, the Company’s safety record, strategic goals and individual performance. While payment is discretionary, the Compensation Committee typically sets target or expected bonuses at the beginning of the year as a percentage of each executive’s salary. For 2023, the target bonuses were set at 75 percent of salary for Mr. Roycraft and 65 percent of salary for the other NEOs. The Compensation Committee determined to award cash bonus payments to our NEOs for 2023 based on actual performance versus established targets for operating, financial, safety and personal performance goals set for the executives.

Awards Under Long-Term Incentive Plan

Equity awards are granted in order to align the incentives of the management team with the long-term interests of stockholders, to aid in retention, and in the case of the performance-based awards described below, to reward performance relating to financial metrics that the Compensation Committee has chosen as reflecting the Company’s performance over the year. For 2023, the total target equity awards represented a value of approximately 60 percent of salary for Mr. Roycraft and 37.5 percent of salary for our other NEOs, split evenly between time-based restricted stock unit awards and performance share unit awards as described below.

Grants of Plan Based Awards

We granted restricted stock unit awards and performance share unit awards to each executive officer in 2023 under the 2018 LTIP. The following table presents information concerning each grant of an equity-based award in 2023 to our NEOs.

					Grant
					Date Fair
					Value of
					Equity-
					Based
Award Type/	Grant	Threshold	Target	Maximum	Awards
Named Executive Officer	Date	(#)	(#)	(#)	($) (1)

Restricted stock unit awards: (2)
Kevin J. Roycraft	3/1/2023	—	2,131	—	123,705
Tracy E. Ohmart	3/1/2023	—	1,039	—	60,314
Wade M. Harrison	3/1/2023	—	788	—	45,743
Greg L. Mills	3/1/2023	—	1,166	—	67,686
Performance share unit awards: (3)
Kevin J. Roycraft	3/1/2023	1,066	2,131	4,262	123,705
Tracy E. Ohmart	3/1/2023	520	1,039	2,078	60,314
Wade M. Harrison	3/1/2023	394	788	1,576	45,743
Greg L. Mills	3/1/2023	583	1,165	2,330	67,628
_______________
(1)The grant date fair value presented for the restricted stock unit awards and the performance share unit awards is based on the closing price of shares of our Common Stock on March 1, 2023 of $58.05 per share and a performance target of 100 percent for the performance share unit awards. For information on the assumptions used in the valuation of these awards, see Note 15 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)Restricted stock unit awards vest approximately 33 percent annually over a three-year period, with the first vesting date of March 1, 2024, and subsequently each of the next two years thereafter. The awards accrue dividends, if declared by us on shares of our Common Stock, which will be paid to the recipient upon vesting of the awards.
(3)These performance share unit awards were expected to vest on March 1, 2026. The awards were to accrue dividends, if declared by us on our shares of Common Stock, which were to be paid to the recipient upon vesting of the awards. The performance factor for these awards was set at 0 percent based upon a comparison of actual results for 2023 to performance goals, and the awards were cancelled.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under the 2018 LTIP. A restricted stock unit award is a grant of a right to receive shares of our Common Stock in the future at no cost to the recipient apart from fulfilling service and other conditions once a defined vesting period expires, subject to customary forfeiture provisions. Restricted stock unit awards generally vest at a rate of approximately 33 percent per year beginning approximately one year after the grant date and are non-vested until the requisite service periods are satisfied by the recipient. Restricted stock unit awards were awarded in the number of shares equal to an approved award dollar value divided by the closing price of shares of our Common Stock on the NYSE American on the date of grant, rounded up to the nearest whole share.

If dividends are paid with respect to shares of our Common Stock during the vesting period, an equivalent amount of dividends will accrue without interest until the restricted stock unit awards vest, at which time the amount will be paid to the recipient.

Performance Share Unit Awards. Performance share unit awards are granted under the 2018 LTIP. Performance share unit awards are contingent upon (i) continued service with the Company for three years after the vesting commencement date, as defined in the award agreement, and (ii) the attainment of performance goals during the performance cycle. The performance goals are established by the Compensation Committee in the first quarter of each year. Following the end of the performance period, the holder of a performance-based compensation award is entitled to receive, subject to the continued vesting conditions, payment of the number of shares of Common Stock subject to the award multiplied by a performance factor between 0 percent and 200 percent, which is determined based on the achievement of the performance goals for the performance period. The performance share unit awards generally vest in full approximately three years after grant date, and are non-vested until the requisite service period is satisfied by the recipient.

In each of the historical performance periods discussed below, the performance factor determination was based upon our performance relative to specified performance goals during the applicable performance period, as follows: Seventy-five percent of the target award was subject to adjustment based upon our attainment of adjusted pre-tax cash flow, as defined in the award agreement, and twenty-five percent of the target award was subject to adjustment based on our attainment of adjusted pre-tax earnings, as defined in the award agreement. The awards for the current year follow the same approach. The cash flow and earnings thresholds for each of the last three years and for the current year awards are set forth in more detail below.

If dividends are paid with respect to shares of our Common Stock during the vesting period, an equivalent amount of dividends will accrue without interest until the performance share unit awards vest, at which time the amount will be paid to the recipient.

Performance share unit awards were granted to our NEOs as follows:

•granted on March 1, 2021 with a performance period between January 1, 2021 and December 31, 2021 and scheduled to vest, subject to continued service conditions, on March 1, 2024. As a result of the Company’s performance for 2021, the performance factor was set at 63.1 percent.
•granted on March 1, 2022 with a performance period between January 1, 2022 and December 31, 2022, and scheduled to vest, subject to continued service conditions, on March 1, 2025. As a result of the Company’s performance in 2022, the performance factor was set at 101.4 percent.
•granted on March 1, 2023 with a performance period between January 1, 2023 and December 31, 2023, and scheduled to vest, subject to continued service conditions, on March 1, 2026. As a result of the Company’s performance in 2023, the performance factor was set at 0 percent, and the awards were cancelled.
•granted on March 1, 2024 with a performance period between January 1, 2024 and December 31, 2024, and scheduled to vest, subject to both performance and continued service conditions, on March 1, 2027.

For each performance year, the following metrics were (or will be, in the case of 2024 awards) used to determine award levels:

		Adjusted Pre-Tax	Adjusted Pre-Tax	% of Target
	Performance	Cash Flow Amount	Earnings Amount	Performance Share
Year	Level	(75%)	(25%)	Units Earned (1)

2021	Maximum	$35,200,000	$9,750,000	200%
	Target	$28,160,000	$78,000,000	100%
	Threshold	$21,120,000	$5,850,000	50%
	<Threshold	<$21,120,000	<$5,850,000	0%

2022 (2)	Maximum	$34,500,000	$9,625,000	200%
	Target	$27,600,000	$7,700,000	100%
	Threshold	$20,700,000	$5,775,000	50%
	<Threshold	<$20,700,000	<$5,775,000	0%

2023	Maximum	$51,625,000	$17,500,000	200%
	Target	$41,300,000	$14,000,000	100%
	Threshold	$30,975,000	$10,500,000	50%
	<Threshold	<$30,975,000	<$10,500,000	0%

2024	Maximum	$32,820,000	$3,066,250	200%
	Target	$26,256,000	$2,453,000	100%
	Threshold	$19,692,000	$1,839,750	50%
	<Threshold	<$19,692,000	<$1,839,750	0%
_______________
(1)Linear interpolation will be applicable to the percentages between the Performance Levels.
(2)The metrics for 2022 were revised to include acquisitions that occurred during the period.

Vesting of Plan Based Awards

The following table presents the vesting of restricted stock unit awards for our NEOs during the year ended December 31, 2023.

	Number of
	Shares	Value
	Acquired on	Realized on
	Vesting	Vesting
Named Executive Officer	(#) (1)	($) (2)

Kevin J. Roycraft	2,856	165,791
Tracy E. Ohmart	2,410	139,900
Wade M. Harrison	1,916	111,224
Greg L. Mills	2,677	155,400
_______________
(1)Represents the gross number of shares acquired upon vesting of restricted stock unit awards before adjustments for associated tax withholdings.
(2)Amount was determined by multiplying the gross number of vested restricted stock unit awards by the closing prices of shares of our Common Stock on the date of vesting of $58.05 on March 1, 2023.

Outstanding Equity Awards at December 31, 2023

The following table summarizes each NEO’s long-term incentive awards outstanding at December 31, 2023.

		Market
	Number	Value
	of Shares	of Shares
	That Have	That Have
Award Type/	Not Vested	Not Vested
Named Executive Officer	(#) (1)	($) (2)

Restricted stock unit awards: (3)
Kevin J. Roycraft	3,464	90,687
Tracy E. Ohmart	2,094	54,820
Wade M. Harrison	1,616	42,306
Greg L. Mills	2,326	60,894
Performance share unit awards: (4)
Kevin J. Roycraft	3,246	84,980
Tracy E. Ohmart	2,259	59,141
Wade M. Harrison	1,758	46,024
Greg L. Mills	2,475	64,796
_______________
(1)Represents the total number of outstanding awards by award type for each NEO.
(2)The market values were derived by multiplying the total number of each award type outstanding for the NEO by the closing price of shares of our Common Stock on December 29, 2023 (the last trading date of 2023) of $26.18 per share. For the performance share unit awards, the actual performance factor was used to determine market value of the outstanding shares that have not vested from grants prior to 2023, while the threshold performance share unit amount (50 percent of target) was used for the 2023 performance share unit awards, since the actual performance factor had not yet been determined at December 31, 2023.
(3)Of the 9,500 restricted stock unit awards presented in the table, the vesting schedule is as follows: 4,608 in 2024, 3,182 in 2025 and 1,710 in 2026.
(4)Of the 9,738 performance share unit awards presented in the table, the vesting schedule is as follows: 2,702 in 2024, 4,476 in 2025, and 2,560 (representing the 2023 awards) were cancelled effective as of December 31, 2023 as a result of not meeting the threshold performance levels.

Benefits

We also provide employee benefits, primarily consisting of a 401(k) plan (discussed below) and an employer sponsored medical plan.  The benefits provided to the NEOs are no different than those offered to non-executive employees.  At the current time, we do not offer a defined benefit pension plan nor do we offer deferred compensation.

Perquisites

We pay life and disability insurance premiums on behalf of our NEOs and also provide an automobile allowance and a reimbursement for club dues. Certain of these benefits are also provided to some non-executive employees, in amounts generally negotiated with the employee at the time of their initial employment.

401(k) Plan

We offer a 401(k) plan to our employees and our executive officers and make matching contributions to the plan.  In 2023, 2022 and 2021, we matched 100 percent of employee contributions up to 3 percent of compensation and matched 50 percent of employee contributions from 3 percent to 5 percent of compensation, subject to the Internal Revenue Code (“Code”) annual limits.  This level of matching contributions conforms to the Code’s safe harbor rules for 401(k) plans.

Change of Control Plan

On August 12, 2022, the Board adopted a Change of Control Plan (the “COC Plan”). The COC Plan’s participants include Messrs. Roycraft, Ohmart, Harrison and Mills. Under the COC Plan, participants will receive severance benefits if they are terminated without cause, or resign for good reason (each as defined in the plan) following a change of control of the Company (each, a “qualifying termination”). Participants become eligible to receive the severance benefits if the qualifying termination occurs within the 90-day period preceding a change of control or within the twenty-four (24) month period commencing on a change of control.

In the event of a qualifying termination, each participant shall receive the following compensation, subject to certain exceptions as described more fully in the COC Plan:

•A cash lump sum payment equal to the sum of (i) his or her base salary and (ii) any target bonus established for that year under any plan, program, agreement or arrangement that the Company has entered into with the participant (the “Target Bonus”), or if there is no Target Bonus, the average annual bonuses received over the two preceding years, in each case multiplied by two for the Chief Executive Officer, and by 1.5 for the other participants;

•A cash lump sum payment of the participant’s bonus amount for any prior fiscal year not yet paid at the date of termination, if any, paid at the greater of his or her target bonus or actual performance; and

•A cash lump sum payment equal to a pro rata portion of the participant’s target bonus for the year of termination through the date of termination.

In addition, if a participant timely elects to continue health insurance coverage with the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will subsidize the employer portion of such COBRA coverage for the lesser of twelve months or the participant’s first day of eligibility for a successor employer-provided group health plan.

Under the COC Plan, all outstanding and unvested performance share unit awards and restricted stock unit awards held by participants under our 2018 LTIP or any successor plan, subject solely to time-based vesting shall vest in full in connection with a qualifying termination, notwithstanding the provisions of any equity incentive plan or any award agreement between participants and the Company. Equity awards which vest in whole or part on achievement of performance criteria shall vest based on the assumption of performance at target as defined in any award agreement. If the participant’s employment is terminated by the Company other than for cause within ninety (90) days preceding a change of control, any acceleration of vesting for time-based awards shall occur at the time of change of control.

Compensation and Risk

In the normal course of our business, in order to establish and maintain profitability, we become exposed to risk.  The most significant areas of risk involve commodity price risk, customer credit risk, and safety and security concerns.  Compensation policies for all employees, as overseen by the Compensation Committee of the Board, are designed to provide reasonable safeguard against risk and not incentivize excessive risk-taking.  Policies toward this aim include the following:

•generally short-term contractual obligations with actual results fixed and determinable prior to the payment of employee bonuses that may be affected by such results;

•a segregated internal reporting structure that puts the employees charged with managing and reporting risk on a separate reporting track from those employees committing us to contractual obligations, thereby providing independent monitoring of risk mitigation practices and procedures;

•payouts under our performance share units that are not all-or-nothing based on achieving a target, but pay on a linear interpolated basis so long as a lower threshold is achieved;

•inclusion of the Company’s overall safety record, one of its most important operational risks, as a factor in making compensation decisions and awarding discretionary bonuses, so that executive officers are rewarded for improvements to safety and for risk mitigation.

The Compensation Committee has concluded that compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Role of the External Compensation Advisor

The Compensation Committee has not historically used an external compensation advisor to make year to year compensation decisions or to set target awards. During 2022, however, the Compensation Committee engaged Pay Governance to make recommendations related to our COC Plan, described above, and then to conduct a comprehensive review of executive and director pay levels, including a comparison of our executives’ total direct compensation and various elements of that compensation to those of our competitors and peers. The Compensation Committee received the reports of Pay Governance in early 2023. No changes were made to salaries or target bonuses based on the Compensation Committee’s review of this report, although as noted above, Mr. Ohmart’s salary was adjusted in 2023 in the normal course of the committee’s review. After considering the recommendations made in the report, the Compensation Committee determined to increase the value of the total target equity awards for our NEOs, from approximately 21.2 percent of salary for each NEO in 2022 to approximately 75 percent of salary for Mr. Roycraft and 50 percent of salary for our other NEOs, to be phased in over a two-year period. As a transition year, the target awards in 2023 were set at approximately 60 percent of salary for Mr. Roycraft and 37.5 percent for our other NEOs.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes both compensation values reported or previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022 and 2023 calendar years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average. Our CEO is the PEO.

			Average
			Summary	Average	Value of
	Summary	Compensation	Compensation	Compensation	Initial Fixed
	Compensation	Actually	Table Total	Actually Paid	$100 Investment	Net
	Table Total	Paid to	for Non-PEO	to Non-PEO	Based on	Income (in
	to PEO (1)	PEO (1)	NEOs (1)	NEOs (1)	Company TSR (2)	thousands)
Year	($)	($)	($)	($)	($)	($)

2023	851,396	713,961	567,419	522,759	118.55	212
2022	820,768	889,586	597,471	652,170	171.67	3,487
2021	796,459	795,241	567,707	567,547	119.27	11,888
_______________
(1)The PEO for each year is Kevin J. Roycraft. The non-PEO NEOs for 2022 and 2023 consist of Tracy E. Ohmart, Wade M. Harrison and Greg L. Mills. The non-PEO NEOs for 2021 consist of Tracy E. Ohmart, Sharon C. Davis, Wade M. Harrison and Greg. L. Mills.
(2)The values disclosed in the Company TSR (or total shareholder return) column represent the measurement period value of an investment of $100 in our common shares as of December 31, 2020, and then valued again, assuming the reinvestment of dividends, on each of December 31, 2021, December 31, 2022 and December 31, 2023.

The table below provides the adjustments to the Summary Compensation Table total compensation to arrive at the compensation actually paid to the PEO and the average for Non-PEO NEOs:

	2021		2022		2023
		Average for		Average for		Average for
		Non-PEO		Non-PEO		Non-PEO
	PEO	NEOs	PEO	NEOs	PEO	NEOs
	($)	($)	($)	($)	($)	($)

Deduction for amounts reported
under the “Stock Awards”
column in the Summary
Compensation Table	(74,250)	(60,046)	(87,355)	(64,533)	(247,409)	(115,810)

Increase based on fair value of
awards granted during
applicable year that remain
unvested as of year end,
determined as of year end	55,121	44,578	107,653	79,514	55,790	26,128

Increase/deduction for awards
granted during prior years that
were outstanding and unvested
as of applicable year end,
determined based on change in
fair value from prior year end
to applicable year end	11,456	9,372	42,840	35,320	(44,768)	(34,143)

Increase/deduction for awards
granted during prior years that
vested during applicable year,
determined based on change in
fair value from prior year end
to vesting date	6,456	5,936	5,680	4,398	54,635	44,656

Total Adjustments	(1,217)	(160)	68,818	54,699	(181,752)	(79,169)

Relationship Between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” (“CAP”) to our PEO and the average for our non-PEO NEOs in the last three fiscal years relative to (i) the total shareholder return of our common stock and (ii) our net income.

Compensation Actually Paid vs. Total Shareholder Return
CAP ($ in thousands)
TSR Value of Fixed $100 Investment
$1,000
$750
$500
$250
$—
$180
$150
$120
$90
$60
$795
$568
$890
$652
$714
$523
$119.27
$171.67
$118.55
2021
2022
2023
CAP to PEO
Average CAP to Non-PEO NEOs
Company TSR

Compensation Actually Paid vs. Net Income
$1,000
$750
$500
$250
$—
CAP ($ in thousands)
$15,000
$10,000
$5,000
$—
Net Income ($ in thousands)
$795
$568
$11,888
$890
$652
$3,487
$714
$523
$212
2021
2022
2023
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

Pay Ratio Disclosure Rule

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the PEO.  Our PEO for the fiscal year ended December 31, 2023 was Mr. Roycraft.  The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.  We believe our compensation philosophy and process yield an equitable result and our ratio is as follows:

Median Employee total annual compensation	$83,856
Mr. Roycraft’s total annual compensation	$851,396
Ratio of PEO to Median Employee Compensation	10.2:1.0

In determining the median employee, a listing was prepared of all employees as of December 31, 2023.  Employees on leave of absence were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2023.  The median amount was selected from the annualized list.  For simplicity, in determining the median employee, the value of our 401(k) plan and medical benefits provided was excluded as all employees, including the PEO, are offered the exact same benefits, and we utilize the Internal Revenue Code safe harbor provision for 401(k) discrimination testing.  At December 31, 2023, we employed 741 persons, of which 485 were professional truck drivers. We calculated the 2023 annual total compensation for both our median employee and our PEO using the same methodology we use to determine our PEO’s annual total compensation for the Summary Compensation Table.

Compensation Practices—Tax Considerations

In establishing total compensation for our executive officer group, the Compensation Committee considers the accounting treatment and tax treatment of its compensation decisions, including Section 162(m) of the Code, which limits the deductibility of compensation paid to each covered employee. Generally, Section 162(m) of the Code prevents a company from receiving a corporate income tax deduction for annual compensation paid to the chief executive officer and the three other most highly compensated officers of a public corporation in excess of $1 million. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, the Compensation Committee believes that the potential deductibility of the compensation payable under the Company’s incentive compensation plans and arrangements should be only one of a number of relevant factors taken into consideration in establishing those plans and arrangements for our executive officers and not the sole governing factor.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries or had any relationship requiring disclosure by the Company during the year ended December 31, 2023.  None of our executive officers have served as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a member of our Board or the Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

    The following table sets forth information as of December 31, 2023, with respect to compensation plans under which shares of our Common Stock may be issued:

Number of
securities
remaining
available for
	Number of		equity
	securities to	Weighted-	compensation
	be issued	average	plans (excluding
	upon exercise	exercise price	securities
	of warrants	of outstanding	reflected in
Plan Category	and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	76,011	—	149,889
Equity compensation plans not approved
by security holders	—	—	—
Total	76,011	—	149,889

2023 DIRECTOR COMPENSATION

Directors who are our employees do not receive fees or any other compensation for their services as directors. Directors who are not employees received cash compensation as presented in the table below. Director fees are based on a flat amount and are paid on a quarterly basis.  Directors are also reimbursed for direct out-of-pocket expenses in connection with travel associated with meeting attendance. Directors also receive an annual grant of restricted stock units under the 2018 LTIP.

	Director Compensation
			Other
	Cash fees	Stock Awards (1)	Compensation (2)	Total
	($)	($)	($)	($)

Murray E. Brasseux	70,000	21,246	351	91,597
Dennis E. Dominic	80,000	21,246	351	101,597
Michelle A. Earley	80,000	21,246	351	101,597
Richard C. Jenner	81,500	21,246	351	103,097
John O. Niemann, Jr.	85,000	21,246	351	106,597
Townes G. Pressler	100,000	21,246	351	121,597
Kevin J. Roycraft (3)	—	—	—	—
W.R. Scofield (4)	35,000	21,246	351	56,597
_______________
(1)Represents the grant date fair value of grants of 366 restricted stock unit awards to each director on March 1, 2023. The grant date fair value of restricted stock unit awards is based on the grant date market price of our shares of Common Stock of $58.05 per share (computed in accordance with FASB ASC Topic 718). For a discussion of the valuation of restricted stock unit awards, please see the discussion in Note 15 in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, each of our directors, except for Mr. Roycraft, held 366 restricted stock unit awards that vested on March 1, 2024.
(2)Amounts represent the dividend equivalents accrued during 2023 on unvested restricted share unit awards.
(3)Mr. Roycraft is not compensated for his service as a director on the Board.
(4)Mr. Scofield retired from the board on May 9, 2023.

On March 1, 2024, each of the above directors, excluding Mr. Roycraft, received a restricted stock unit award grant of 817 shares, with a vesting date of March 1, 2025 for their service as a director.

ITEM 2 – APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Under the provisions of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our shareholders are entitled to vote at the Annual Meeting to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.  Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.  As described more fully in the “Compensation Overview” section of this Proxy Statement, our executive compensation program is designed to provide aggregate compensation opportunities for our Named Executive Officers that are both competitive in the business marketplace and are based upon Company and individual performance.

The advisory vote regarding the compensation of the Named Executive Officers described in this Item 2 shall be approved if the votes cast in favor of the proposal represent a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote thereon. Abstentions will therefore have the same effect as a vote against the matter, and broker non-votes will have no effect on the outcome of Item 2.

If no voting specification is made on a properly returned or voted proxy card, the persons named as Proxy Holders in the enclosed proxy have indicated they will vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement and described in this Item 2.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

ITEM 3 – FREQUENCY OF SHAREHOLDER ADVISORY RESOLUTIONS ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act of 2010 (as set forth in Section 14A of the Exchange Act), our shareholders are entitled, at least once every six years, to provide an advisory nonbinding vote on how frequently – every one, two or three years – they should be entitled to provide an advisory vote on the compensation of our Named Executive Officers. At our 2018 Annual Meeting, our Board recommended and our shareholders overwhelmingly approved holding an annual advisory vote on executive compensation. After careful consideration, our Board continues to believe that an advisory vote on executive compensation that occurs every year is the most appropriate option for the Company. Therefore, the Board recommends that you vote for an annual advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote by choosing one year, two years or three years or you may abstain from voting on the nonbinding advisory vote on the frequency of future advisory votes on executive compensation. The option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by the shareholders. Abstentions and broker non-votes will therefore have no effect on the outcome of this proposal. However, because this vote is advisory and not binding on our Board, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors unanimously recommends a vote for the option of every “ONE YEAR” as the frequency with which shareholders are provided an advisory vote on executive compensation.

ITEM 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board is directly responsible for the appointment, termination, compensation, evaluation and oversight of our independent registered public accounting firm. Our Audit Committee has selected KPMG LP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. KPMG LLP has served as our independent registered public accounting firm since June 2017 and is considered to be well qualified.

A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If our shareholders do not ratify the selection of KPMG LLP, our Audit Committee will reconsider the selection. Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our shareholders.

Fees for professional services provided by KPMG LLP in each of the last two years in each of the following categories were as follows:

	2023	2022

Audit Fees (1)	$1,195,000	$1,360,500
Audit-related Fees (2)	100,000	100,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,295,000	$1,460,500
_______________
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees represent amounts billed for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. This category primarily includes fees for services normally provided in connection with regulatory filings or engagements including comfort letters and other services related to SEC matters.

The scope and all fees associated with audit and other services performed by KPMG LLP are pre-approved by the Audit Committee on an annual basis.  The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, has the responsibility to assist our Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting our practices and those of our subsidiaries and the sufficiency of the audits of all of our activities.  The Audit Committee is the Board’s agent in ensuring the integrity of our financial reports and those of our subsidiaries, and the adequacy of disclosures to shareholders.  The Audit Committee is the focal point for communication between other directors, the independent auditors and management as their duties relate to financial accounting, reporting and controls. The Audit Committee is also responsible for reviewing our financial transactions involving any related parties.

The Audit Committee has established a policy intended to clearly define the scope of services performed by our independent registered public accountants. This policy relates to audit services, audit-related services, tax and all other services that may be provided by our independent registered public accountants and is intended to ensure that such services do not impair the auditor’s independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by our independent registered public accountants. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accountants. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services that such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accountants.

The ratification of the selection of the Company’s independent registered public accounting firm described in this Item 4 shall be approved if the votes cast in favor of ratification represent a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote thereon. Abstentions will therefore have the same effect as a vote against the proposal.

If no voting specification is made on a properly returned or voted proxy card, the persons named as Proxy Holders in the enclosed proxy have indicated they will vote “FOR” the ratification of the selection of the Company’s independent registered public accounting firm described in this Item 4.

The Board of Directors unanimously recommends a vote “FOR” the ratification of our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors:

The Audit Committee of the Board of Directors currently consists of Messrs. Niemann, Brasseux and Jenner. Mr. Niemann has served as Chair of the Audit Committee since his appointment in May 2019. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, a copy of which is available on our website at www.adamsresources.com under Investor Relations – Corporate Governance.  Each member of the Audit Committee is independent, as defined in Section 803A of the NYSE American LLC Company Guide, and the Board has determined that Mr. Niemann is an “audit committee financial expert” as defined by the SEC.

We have reviewed and discussed with management the audited consolidated financial statements as of and for the year ended December 31, 2023.

The Audit Committee received from and discussed with KPMG LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG LLP’s communications with the audit committee relating to that firm’s independence from us. In addition, the Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable accounting standards and the PCAOB.  The Audit Committee monitored auditor independence, reviewed audit and non-audit services performed by KPMG LLP and discussed with the auditors their independence.  All of the services provided by our principal accounting firm described in this proxy statement were approved in accordance with this policy, and the Audit Committee has determined that the independent registered public accountants’ independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

John O. Niemann, Jr., Chairman
Murray E. Brasseux
Richard C. Jenner

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

TRANSACTIONS WITH RELATED PERSONS

We enter into certain transactions in the normal course of business with affiliated entities.

KSA Industries, Inc. (“KSA”) was our largest shareholder until October 31, 2022, when we entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with KSA and certain members of the family of the late Kenneth Stanley Adams, Jr., our founder (collectively, the “KSA Sellers”). Under the terms of the Repurchase Agreement, we purchased an aggregate of 1,942,433 shares of our common stock from the KSA Sellers for an aggregate purchase price of $69.9 million, at a price of $36.00 per share. An affiliate of KSA served on our Board through the date of our 2023 annual meeting, when he retired. As of May 31, 2023, KSA and its affiliates are no longer related parties.

We also lease our corporate office space in a building operated by 17 South Briar Hollow Lane, LLC, an affiliate of KSA, which at the time of the lease agreement was our largest stockholder.  The lease rental rate was determined by an independent appraisal.  Rental expense paid to the related party for 2023 totaled $0.2 million.

During the year ended December 31, 2023, we paid West Point Buick GMC, an affiliate of KSA, a total of approximately $0.2 million (net of trade-in values) for the purchase of three pickup trucks.

In connection with the acquisition of Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. in August 2022, we entered into four operating lease agreements for office and terminal locations with Scott Bosard, one of the sellers, for periods ranging from two to five years. Rental expense paid to this related party for 2023 totaled $0.6 million.

From time to time, GulfMark purchases crude oil from Endeavor Natural Gas, L.P., of which a member of our Board is the Managing Partner. We purchased $19.4 million of crude oil during 2023 from this related party.

Review, Approval, or Ratification of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions between the Company and its related parties, defined in the policy as its directors, director nominees, executive officers, greater than 5 percent beneficial owners, each of their respective immediate family members, and any firm, corporation or other entity in which of any of the foregoing persons is employed as an officer, general partner or principal or in a similar position or in which such person has a 10 percent or greater beneficial ownership interest. Pursuant to the policy, all transactions involving the Company and a related party shall be subject to pre-approval or ratification by the Audit Committee after consideration of the material facts of the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock held of record on March 28, 2024, (i) by the NEOs, directors and nominees for director, (ii) by beneficial owners of more than five percent of our Common Stock, and (iii) by all officers and directors as a group.  Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

	Shares of
	Common Stock
	Beneficially		Percent
Name and Address of Beneficial Owner	Owned		of Class

Murray E. Brasseux	4,146		*
Dennis E. Dominic	4,252		*
Michelle A. Earley	2,646		*
Richard C. Jenner	3,146		*
John O. Niemann, Jr.	4,867		*
Townes G. Pressler	9,317		*
Wade M. Harrison	3,258		*
Greg L. Mills	4,431		*
Tracy E. Ohmart	8,202		*
Kevin J. Roycraft	9,075		*

Dimensional Fund Advisors LP	285,433	(1)	11.2%
6300 Bee Cave Road
Austin, Texas 78746

Renaissance Technologies LLC	195,249	(2)	7.7%
800 Third Avenue
New York, New York 10022

Aegis Financial Corporation	144,159	(3)	5.7%
6862 Elm Street, Suite 830
McLean, Virginia 22101

Needham Investment Management L.L.C.	137,000	(4)	5.4%
250 Park Avenue, 10th Floor
New York, New York 10117-1099

Officers and Directors	53,340		2.1%
as a group (10 persons)
___________________________
* Less than 1 percent.

(1)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, whereby Dimensional Fund Advisors, LP reported that it has sole voting power with respect to 282,602 shares and sole dispositive power with respect to 285,433 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”).  In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over these securities that are owned by the Funds, and may be deemed to be the beneficial owner of such securities held by the Funds.  However, all securities reported in this table are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.
(2)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by Renaissance Technologies LLC, whereby Renaissance Technologies LLC reported that it has sole voting power with respect to 194,805 shares and sole dispositive power with respect to 195,249 shares.
(3)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2024 by Aegis Financial Corporation and Scott L. Barbee, whereby Aegis Financial Corporation reported that it has shared voting and dispositive power with respect to 144,159 shares. Mr. Barbee may be deemed to beneficially own the same shares by virtue of his control of Aegis Financial Corporation, but disclaims beneficial ownership of such securities.
(4)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2024 by Needham Investment Management L.L.C., whereby Needham Investment Management L.L.C. reported that it has shared voting and dispositive power with respect to 137,000 shares. According to the Schedule 13G/A, each of Needham Asset Management, LLC and George A. Needham may be considered a control person of Needham Investment Management L.L.C.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of our Common Stock (“reporting persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to us by reporting persons and forms that we filed on behalf of certain directors and officers, during, and with respect to, our fiscal year ended December 31, 2023, and on a review of written representations from reporting persons to us that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to our reporting persons were satisfied in a timely manner, except for the Form 4 filed by Townes G. Pressler on May 19, 2023 reporting a purchase on May 16, 2023 that was filed one day late.

CODE OF ETHICS

We have adopted a code of ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including our principal executive officer, principal financial and accounting officer, and persons performing similar functions (the “Principal Officers”).  A copy of the Code of Ethics is posted on our website at www.adamsresources.com under Investor Relations – Corporate Governance, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics with respect to our Principal Officers by posting such information on this Internet website.

ADDITIONAL INFORMATION

Shareholder Proposals and Nominations

Under the rules of the SEC, in order to be considered for inclusion in next year’s proxy statement, all shareholder proposals must be submitted in writing by December 5, 2024 to Adams Resources & Energy, Inc., c/o Corporate Secretary, 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  The notice should be in writing and must comply with the proxy rules of the SEC. If the date of our 2025 Annual Meeting changes by more than 30 days from May 6, 2025 (the anniversary of this year’s Annual Meeting), then the deadline will be a reasonable time before the printing and mailing of our proxy materials in accordance with applicable SEC rules.

Our advance notice Bylaw provisions require that any stockholder proposal or director nomination to be presented from the floor of our 2025 Annual Meeting must be received by our corporate secretary not later than February 5, 2025 nor earlier than January 6, 2025 (i.e., the 90th day and the 120th day prior to the first anniversary of this year’s Annual Meeting, respectively). If the date of our 2025 Annual Meeting is more than 30 days before or after May 6, 2025, stockholder proposals must be delivered no later than the 10th day following the date that notice of the date or our Annual Meeting is mailed or the public disclosure of the date for such Annual Meeting, whichever is earlier. Any stockholder proposal must be, under law, an appropriate subject for stockholder action to be brought before the meeting. In addition, in order to present a stockholder proposal or nominate a director at our 2025 Annual Meeting, the stockholder must satisfy certain other requirements, including information requirements, set forth in our Amended and Restated Bylaws. Stockholder proposals and director nominations should be directed to Adams Resources & Energy, Inc., c/o Corporate Secretary, 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2025 (or, if our 2025 Annual Meeting is more than 30 days before or after May 6, 2025, by the later of 60 days prior to the date of the meeting or the tenth day following public disclosure of the date for such Annual Meeting).

Other Matters

We know of no matters to be presented for consideration at the Annual Meeting other than those described above.  If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to shareholders who have the same address unless we receive a request that the shareholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting shareholder.  Shareholders who share an address and receive only one copy, or shareholders who share an address and receive two copies, may notify us that they wish to receive separate Annual Reports or Proxy Statements, or wish to receive only one Annual Report and Proxy Statement, as applicable, may notify us of such request by calling (713) 881-3600 or sending a written request to 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, OR TO VOTE BY TELEPHONE OR ONLINE IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED ON THE PROXY CARD, AS SOON AS POSSIBLE.

By Order of the Board of Directors

/s/ David B. Hurst
David B. Hurst
Secretary

Houston, Texas
April 1, 2024

ADAMS RESOURCES & ENERGY, INC.
C/O BROADRIDGE CORPORATE ISSUER SERVICES INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) T.G. Pressler
02) M.A. Earley
03) M.E. Brasseux
04) R.C. Jenner
05) J.O. Niemann Jr.
06) D.E. Dominic
07) K.J. Roycraft

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal for an Advisory Resolution on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Proposal for an Advisory Resolution on the Frequency of the Shareholders' Advisory Resolution on Executive Compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Proposal to ratify selection of independent registered public accounting firm.	☐	☐	☐

NOTE: The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ABOVE, FOR THE PROPOSALS (2) AND (4) AND 1 YEAR ON PROPOSAL (3) AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000628269_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

ADAMS RESOURCES & ENERGY, INC.
Annual Meeting of Shareholders
May 6, 2024
PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoint(s) T.G. Pressler and M. E. Brasseux, and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027 on Monday, May 6, 2024 at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000628269_2 R1.0.0.6